As filed with the Securities and Exchange Commission on June 5, 2000
                                           Registration No.
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                   Laboratory Corporation of America Holdings
               (Exact name of issuer as specified in its charter)

Delaware                                                             13-3757370
(State or other jurisdiction                                   (I.R.S. Employer
of incorporation)                                        Identification Number)

                             358 South Main Street
                        Burlington, North Carolina 27215
                                 (336) 229-1127
                    (Address of principal executive offices)

                                   ---------

                   Laboratory Corporation of America Holdings
                           2000 Stock Incentive Plan
                            (Full title of the plan)

                                   ---------

                               Bradford T. Smith
            Executive Vice President, General Counsel, and Secretary
                   Laboratory Corporation of America Holdings
                             358 South Main Street
                        Burlington, North Carolina 27215
                    (Name and address of agent for service)

   Agent for service's telephone number, including area code: (336) 229-1127

                        CALCULATION OF REGISTRATION FEE
========================================================================================
                                          Proposed        Proposed
                                           Maximum         Maximum             Amount
Titles of Securities     Amount to be   Offering Price     Aggregate     of Registration
   To be Registered      Registered*      Per Share**    Offering Price         Fee
----------------------------------------------------------------------------------------
Common Stock (par     1,700,000 shares    $66.09375       $112,359,375         $29,663
value $0.10)
========================================================================================

* Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

** The shares are to be offered at prices computed upon the basis of fluctuating market prices. Estimated pursuant to Rule 457 (c, h) of the General Rules and Regulations under the Securities Act of 1933 solely for the purpose of computing the registration fee, based on the average of the high and low prices of the securities being registered hereby on the New York Stock Exchange Composite Transaction Tape of May 26, 2000.
===============================================================================

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Laboratory Corporation of America Holdings (the "Company) hereby incorporates herein by reference the following documents:

     1) The Company's Proxy Statement dated April 6, 2000 and the contents therein;

     2) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

     3) All reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or after December 31, 1999; and

     4) The description of the Company's Common Stock (incorporated by reference therein to the Company's Registration Statement on Form S-4 dated April 25, 1994 under the Securities Act of 1933, as amended (the "Securities Act") in the Company's Registration Statement on Form 8-B dated June 30, 1994 (as amended by Amendment No. 1 thereto dated April 27, 1995) filed under the Exchange Act, including amendments thereto and any report filed for the purpose of updating such description).

     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the respective date of filing of each such document.

                              INTEREST OF COUNSEL

     Bradford T. Smith, who has issued the opinion of the Company's Law Department on the legality of the common stock of the Company offered hereby, is Executive Vice President, General Counsel, and Secretary of the Company. Mr. Smith owns Company Common Stock and restricted Company Common Stock. He also holds employee stock options to purchase Company Common Stock.

                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

     As authorized by Section 145 of the General Corporation Law of the State of Delaware ("Delaware Corporation Law"), each director and officer of the Company may be indemnified by the Company against expenses (including attorney's fees, judgements, fines, and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending, or completed legal proceedings in which he/she is involved by reason of the fact that he/she is or was a director or officer of the Company; provided that he/she acted in good faith and in a manner that he/she reasonably believed to be in or not opposed to the best interest of the Company; and, with respect to any criminal action or proceeding, that he/she had no reasonable cause to believe that his/her conduct was unlawful. If the legal proceeding, however, is by or in the right of the Company, the director or officer may not be indemnified in respect of any claim, issue, or matter as to which he shall have adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless a court determines otherwise.

     Article Sixth of the Certificate of Incorporation of the Company provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of his fiduciary duty as director; provided, however, that such clause shall not apply to any liability of a director (i) for any breach of such director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the provisions of
Article VII of the Company's By-laws provide that the Company shall indemnify person entitled to be indemnified to the fullest extent permitted by the Delaware Corporation Law.

     The Company maintains policies of officers' and directors' liability insurance in respect of acts or omissions of current and former officers and directors of the Company, its subsidiaries, and "constituent" companies that have been merged with the Company.

                                   EXHIBITS

The following is a complete list of exhibits filed as part of this Registration
Statement:

Exhibit No.
-----------
4.1 Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 12,
           1995 (the "Form 8-K"))
4.2        By-Laws of the Company (incorporated by reference to Exhibit
           3.2 to the Form 8-K)
4.3        Laboratory Corporation of America Holdings 2000 Stock Incentive Plan
5          Opinion of Counsel
23.1       Consent of PricewaterhouseCoopers LLP
23.2       Consent of Counsel (included in Exhibit 5)
24         Powers of Attorney

ITEM 9 - UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required to Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; and

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15 (d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of North Carolina, on the 5th day of June 2000.

                                 LABORATORY CORPORATION OF AMERICA HOLDINGS


                                 By /s/ Bradford T. Smith
                                   --------------------------------------------
                                   Bradford T. Smith
                                   Executive Vice President, General Counsel,
                                   and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                        Title                      Date
           ---------                        -----                      ----

/s/           *             Chairman of the Board, President,      June 5, 2000
--------------------------- Chief Executive Officer and Director
Thomas P. Mac Mahon


/s/           *             Executive Vice President, Chief        June 5, 2000
--------------------------- Financial Officer and Treasurer
Wesley R. Elingburg         (Principal Accounting and Financial
                            Officer)


/s/           *             Director                               June 5, 2000
---------------------------
Jean-Luc Belingard


/s/           *             Director                               June 5, 2000
---------------------------
Wendy E. Lane


/s/           *             Director                               June 5, 2000
---------------------------
Robert E. Mittelstaedt, Jr.


/s/           *             Director                               June 5, 2000
---------------------------
James B. Powell, M.D.


/s/           *             Director                               June 5, 2000
---------------------------
David B. Skinner, M.D.


/s/           *             Director                               June 5, 2000
---------------------------
Andrew G. Wallace, M.D.



*By: /s/ Bradford T. Smith
    ---------------------------
         Bradford T. Smith
         Attorney-in-Fact

                               INDEX TO EXHIBITS

The following is a complete list of exhibits filed as part of this Registration
Statement:

Exhibit                                                           Sequentially
Number                              Exhibit                       Numbered Page
------                              -------                       -------------

4.1      Certificate of Incorporation of the Company (incorporated
         by reference to Exhibit 3.1 to the Current Report on
         Form 8-K filed with the Securities and Exchange
         Commission on May 12, 1995 (the "Form 8-K"))                   -
4.2      By-Laws of the Company (incorporated by reference to
         Exhibit 3.2 to the Form 8-K)                                   -
4.3      Laboratory Corporation of America Holdings 2000 Stock
         Incentive Plan.........................................        8
5        Opinion of Counsel.....................................       18
23.1     Consent of PricewaterhouseCoopers LLP .................       19
23.2     Consent of Counsel (Included in Exhibit 5).............        -
24       Powers of Attorney.....................................       21